Exhibit 99.(j)(2)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of Third Avenue Variable Series Trust - Third Avenue Value Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



[PRICEWATERHOUSECOOPERS LLP SIGNATURE]
PricewaterhouseCoopers LLP
300 Madison Avenue
New York, New York 10017
April 18, 2007